Exhibit 10.2
ACKNOWLEDGEMENT
You accept, agree and acknowledge that you will be paid a cash bonus of one hundred twenty-eight thousand and fifty-eight dollars ($128,058) (the “Special Bonus”) within thirty (30) calendar days after your signature below. If your employment terminates for any reason during the first twelve (12) months following the date set forth below, you will repay one hundred percent (100%) of the Special Bonus less a prorated amount of the Special Bonus equal to the period of your employment since the date set forth below.

/s/ Mark B. Cox
MARK B. COX
Date: May 4, 2010

ACCEPTED & AGREED TO:

DELEK US HOLDINGS, INC.

/s/ Ezra Uzi Yemin

By:
Title:

/s/ Kent B. Thomas

By:	Kent B. Thomas
Title:	General Counsel / Secretary